Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Owens Corning of (1) our report dated June 26, 2007 relating to the financial statements of Owens Corning Savings Plan which appears in the Annual Report on Form 11-K filed June 29, 2007; and (2) our report dated June 26, 2007 relating to the financial statements of Owens Corning Savings and Security Plan which appears in the Annual Report on Form 11-K filed June 29, 2007.

/s/ Plante & Moran, PLLC

Toledo, Ohio

May 6, 2008